EXHIBIT 99.1

GrafTech Reports Third Quarter 2026 Results

Advancing strategic initiatives to improve long-term profitability
Expecting higher realized pricing in the fourth quarter and in 2027
Reaffirming full-year 2026 volume and cost expectations

BROOKLYN HEIGHTS, Ohio - October 23, 2026 - GrafTech International Ltd. (NYSE: EAF) today announced its unaudited financial results for the quarter and nine months ended September 30, 2026.
Third Quarter 2026 Summary
•Sales volume of 28.8 thousand metric tons ("MT"), flat year-over-year
•Net sales of $140 million, a decrease of 3% year-over-year
•Net loss of $47 million, or $1.76 per share(1)
•Adjusted EBITDA(2) of $9 million
•Net cash used in operating activities of $8 million
•Adjusted free cash flow(2) of negative $16 million
•Total liquidity of $242 million as of September 30, 2026, including $134 million of cash and cash equivalents
•Announced planned closure of Monterrey, Mexico manufacturing facility, expected to generate $20 to $25 million in annual cash cost savings while better aligning production capacity with market demand
CEO Comments
"Our third quarter results reflect continued progress in executing our operational and commercial priorities," said Timothy Flanagan, Chief Executive Officer and President. "Pricing momentum across our key commercial regions reinforces our confidence that our realized pricing has reached an inflection point, positioning us for meaningfully higher realized pricing in 2027."
"During the quarter we announced the planned closure of our Monterrey, Mexico manufacturing facility, a significant step toward improving GrafTech's long-term competitiveness and financial performance," continued Mr. Flanagan. "The closure will better align our production capacity with market demand, lower costs and improve operating efficiency. Combined with our ongoing commercial and operational initiatives, this action will strengthen our foundation for sustainable, long-term profitability."

EXHIBIT 99.1
Third Quarter 2026 Financial Performance

(dollars in thousands, except per share amounts)				Nine Months Ended
				September 30,
	Q3 2026	Q2 2026	Q3 2025	2026	2025
Net sales	$140,163	$127,362	$143,998	$392,626	$387,677
Net loss	$(46,768)	$(40,471)	$(28,482)	$(130,516)	$(154,719)
Loss per share(1)	$(1.76)	$(1.54)	$(1.10)	$(4.96)	$(5.97)
Net cash (used in) provided by operating activities	$(8,445)	$(68,612)	$24,700	$(91,991)	$(60,722)

Adjusted net loss(2)	$(32,109)	$(38,582)	$(26,788)	$(124,218)	$(103,190)
Adjusted loss per share(1)(2)	$(1.21)	$(1.47)	$(1.03)	$(4.73)	$(3.98)
Adjusted EBITDA(2)	$8,626	$1,898	$13,013	$(3,026)	$12,812
Adjusted free cash flow(2)	$(16,104)	$(75,476)	$18,376	$(118,659)	$(75,235)

Net sales for the third quarter of 2026 were $140 million, a decrease of 3% compared to $144 million for the third quarter of 2025, primarily driven by lower weighted-average realized pricing.
Net loss for the third quarter of 2026 was $47 million, or $1.76 per share, compared to $28 million, or $1.10 per share, for the third quarter of 2025. The current year period included $14 million of restructuring and other exit charges, the majority of which are non-cash, associated with the planned closure of our Monterrey facility.
Adjusted EBITDA(2) was $9 million for the third quarter of 2026, compared to $13 million for the third quarter of 2025, with the year-over-year decline primarily reflecting lower weighted-average realized price, partially offset by lower cash cost of goods sold per MT.
For the third quarter of 2026, net cash used in operating activities was $8 million and adjusted free cash flow(2) was negative $16 million, compared to net cash provided by operating activities of $25 million and adjusted free cash flow(2) of $18 million for the third quarter of 2025. Operating cash flow in the quarter reflected an increase in inventory levels that was consistent with our expectations. We continue to anticipate a reduction in working capital, including inventory, during the fourth quarter.

EXHIBIT 99.1
Operational and Commercial Update

Key Operating Metrics				Nine Months Ended
				September 30,
(in thousands, except percentages)	Q3 2026	Q2 2026	Q3 2025	2026	2025
Sales volume (MT)	28.8	30.8	28.8	87.7	82.1
Production volume (MT)	27.0	33.4	26.6	89.8	84.5
Production capacity (MT)(3)(4)	42.0	45.0	42.0	132.0	132.0
Capacity utilization(5)	64%	74%	63%	68%	64%

Sales volume for the third quarter of 2026 was 28.8 thousand MT, flat compared to the third quarter of 2025. For the first nine months of 2026, sales volume increased 7% year-over-year, consistent with our full-year growth expectations. For the third quarter of 2026, our weighted-average realized price was approximately $3,900 per MT, a 7% decrease compared to the third quarter of 2025 and flat compared to the second quarter of 2026.
Production volume was 27.0 thousand MT for the third quarter of 2026, resulting in a capacity utilization rate of 64%. While production volume has exceeded sales volume for the first nine months of 2026, we continue to expect production and sales volume levels to be balanced on a full-year basis.
In September 2026, we announced the planned closure of our graphite electrode manufacturing facility in Monterrey, Mexico, as part of our ongoing efforts to optimize our manufacturing footprint and improve long-term profitability. Following the phased wind-down of operations, customer requirements currently served by Monterrey will transition to our facilities in Calais, France and Pamplona, Spain, with connecting pin production capacity transferred to Pamplona. Upon completion, our annual graphite electrode production capacity is expected to be approximately 127 thousand MT. We expect this initiative to generate $20 to $25 million in annual cash cost savings, excluding one-time costs, with the full annual benefit expected to be realized in 2028. In addition to strengthening our cost structure, this action will improve operating efficiency and better align our production capacity with market demand.
Capital Structure and Liquidity
As of September 30, 2026, we had total liquidity of $242 million, consisting of cash and cash equivalents of $134 million and $108 million of availability under our revolving credit facility, supporting our ability to execute our operational and strategic initiatives. As of September 30, 2026, we had gross debt(6) of $1,225 million, with substantially no maturities until December 2029, and net debt(7) of approximately $1,091 million.

EXHIBIT 99.1
Outlook
Global steel demand, outside of China, is projected to grow modestly in 2026, with anticipated growth in many of our key commercial regions. In the United States, modest demand growth, coupled with favorable trade policies, has driven a 6% increase in steel production year-to-date through August. In Europe, while steel production is flat over this period, the steel market outlook is improving, reflecting recently approved increases in trade protections.
Based on current steel market conditions, we continue to expect modest growth in graphite electrode demand for the full year of 2026. For GrafTech, we are maintaining our expectation for a 5–10% year-over-year increase in graphite electrode sales volume as we continue to gain market share.
We are encouraged by improving pricing trends across our key commercial regions and believe we have reached an inflection point in our realized pricing. During the third quarter and early in the fourth quarter, we have secured customer commitments at higher price levels than comparable commitments secured in earlier periods. We expect these higher-priced commitments to contribute to improved realized graphite electrode pricing as they begin to flow through our results. For the fourth quarter, we anticipate a mid-single-digit percentage increase in our weighted-average realized pricing compared to the third quarter. We believe this momentum, together with our disciplined commercial approach and ongoing efforts to optimize our product and customer mix, positions us for meaningfully higher realized pricing in 2027. We remain focused on supporting sustainable pricing improvement through our previously announced price increases, trade enforcement efforts in key jurisdictions and strategic actions to better align industry supply with market demand, including our recently announced plan to close our Monterrey, Mexico manufacturing facility.
Despite continued cost pressures from oil-based raw materials, energy and logistics, our ongoing cost reduction and operational efficiency initiatives are expected to offset these headwinds. Accordingly, we continue to expect a low-single-digit percentage decline in our cash cost of goods sold per MT for 2026 compared to 2025.
We remain focused on disciplined capital spending and working capital management. For 2026, we continue to expect a modest increase in working capital to support higher sales volume. We also continue to anticipate full-year capital expenditures of approximately $35 million.
Longer term, we remain confident in the structural drivers of demand growth for graphite electrodes, including the ongoing transition toward electric arc furnace steelmaking, as well as opportunities for petroleum needle coke in battery applications. We believe our strategic initiatives to improve our cost structure, optimize our manufacturing footprint and strengthen our commercial position, combined with our vertical integration and differentiated capabilities, position GrafTech to deliver stronger financial performance as market conditions improve.

EXHIBIT 99.1
Conference Call Information
In connection with this earnings release, you are invited to listen to our earnings call being held on October 23, 2026 at 10:00 a.m. (EDT). The webcast and accompanying slide presentation will be available on our investor relations website at: http://ir.graftech.com. The earnings call dial-in number is +1 (833) 461-5787 toll-free or +1 (626) 884-3620, conference ID: 988749212. Archived replays of the conference call and webcast will be made available on our investor relations website at: http://ir.graftech.com. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission ("SEC") and other information available at: www.GrafTech.com. The information on our website is not part of this release or any report we file with or furnish to the SEC.
About GrafTech
GrafTech International Ltd. is a leading global manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. With 140 years of experience in carbon science and manufacturing, GrafTech operates a competitive portfolio of large-scale, low-cost, ultra-high power graphite electrode facilities and is the only major graphite electrode producer vertically integrated into petroleum needle coke, its key raw material. This unique position provides important advantages in product quality, supply reliability, and cost competitiveness. Building on its core graphite electrode and needle coke capabilities, GrafTech also has deep experience in research and development, engineering and processing of specialized carbon and graphite materials supporting selected applications in industrial manufacturing, energy storage, anode materials, defense, and other emerging technologies.
________________________

(1)    Loss per share represents diluted loss per share. Adjusted loss per share represents diluted adjusted loss per share.
(2)    A non-GAAP financial measure, see below for more information and reconciliations to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").
(3)    Production capacity reflects expected maximum production volume during the period depending on product mix and expected maintenance outage. Actual production may vary.
(4)    Includes graphite electrode facilities in Calais, France; Monterrey, Mexico; and Pamplona, Spain.
(5)    Capacity utilization reflects production volume as a percentage of production capacity.
(6)    Gross debt reflects the notional value of our outstanding debt and excludes unamortized debt discount and issuance costs.
(7)    A non-GAAP financial measure, net debt is calculated as gross debt minus cash and cash equivalents (September 30, 2026 gross debt of $1,225 million less September 30, 2026 cash and cash equivalents of $134 million).

EXHIBIT 99.1
Cautionary Note Regarding Forward-Looking Statements
This press release and related discussions may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, future economic performance and short-term and long-term liquidity. Examples of forward-looking statements include, among others, statements we make regarding future estimated volume, pricing and revenue, and anticipated levels of capital expenditures and cost of goods sold. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: our dependence on the global steel industry generally and the electric arc furnace steel industry in particular; the cyclical nature of our business and the selling prices of our products, which may remain at depressed levels or further decline in the future, and may continue to experience prolonged periods of reduced profitability and net losses or adversely impact liquidity; the sensitivity of our business and operating results to economic conditions, including any recession, and the possibility that others may not be able to fulfill their obligations to us in a timely fashion or at all; the possibility that we may be unable to implement our business strategies in an effective manner, including our ability to effectively increase or maintain existing prices and shift sales to regions with higher average selling prices; continued overcapacity of the global graphite electrode industry, which may further adversely affect graphite electrode prices; the competitiveness of the graphite electrode industry; our dependence on the cost and availability of manufacturing inputs, including raw materials, such as decant oil, petroleum needle coke, energy and freight, and disruptions in availability for such inputs; our ability to execute the closure of the Monterrey, Mexico facility (the “Mexico Facility Closure”) as planned; our ability to produce connecting pins at our facility located in Pamplona, Spain and our primary reliance on one facility for the manufacturing of connecting pins after the Mexico Facility Closure; the cost of electric power and natural gas, particularly in Europe; our manufacturing operations are subject to hazards; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could further deteriorate if our manufacturing

EXHIBIT 99.1
operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as a global pandemic, political crises or other catastrophic events; the risks and uncertainties associated with litigation, arbitration, and like disputes, including disputes related to contractual commitments; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are subject to information technology systems failures, cybersecurity incidents, network disruptions and breaches of data security, including with respect to our third-party suppliers and business partners; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the sensitivity of long-lived assets on our balance sheet to changes in the market; our dependence on protecting our intellectual property and the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the impact of inflation and our ability to mitigate the effect on our costs; the impact of macroeconomic and geopolitical events on our business, results of operations, financial condition and cash flows, and the disruptions and inefficiencies in our supply chain that may occur as a result of such events; uncertain shifts in domestic and foreign trade policies and the possibility that the imposition of current, new or increased custom duties and tariffs and trade barriers in the countries in which we, our customers and our suppliers operate could adversely affect our ability to compete, operations, results of operations and financial condition; risks associated with strategic transactions, including acquisitions, divestitures, joint ventures, equity investments, and debt issuances, that could adversely affect our business, operating results and financial condition; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; any current or future borrowings may subject us to interest rate risk; risks and uncertainties associated with our ability to access the capital and credit markets could adversely affect our results of operations, cash flows and financial condition; the possibility that disruptions in the capital and credit markets could adversely affect our customers and suppliers; our ability to obtain the estimated cost savings, capital expenditure reductions, working-capital release, and other benefits from the Mexico Facility Closure on the expected timing, or at all; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; and changes in health, safety and environmental regulations applicable to our manufacturing operations and facilities.
These factors should not be construed as exhaustive and should be read in conjunction with the Risk Factors and other cautionary statements that are included in our Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this press release and in our Annual Report on Form 10-K

EXHIBIT 99.1
that could cause actual results to differ before making an investment decision to purchase our common stock. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

EXHIBIT 99.1
Non‑GAAP Financial Measures
In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA, adjusted EBITDA, adjusted net loss, adjusted loss per share, free cash flow, adjusted free cash flow, net debt and cash cost of goods sold per MT are non-GAAP financial measures.
We define EBITDA, a non‑GAAP financial measure, as net loss plus interest expense, minus interest income, plus income taxes and depreciation and amortization. We define adjusted EBITDA, a non-GAAP financial measure, as EBITDA adjusted by any pension and other post-employment benefit ("OPEB") expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar, stock-based compensation expense, gains on asset sales, restructuring and other exit charges and Tax Receivable Agreement adjustments. Adjusted EBITDA is the primary metric used by our management and the Company's Board of Directors (the "Board of Directors") to establish budgets and operational goals for managing our business and evaluating our performance.
We monitor adjusted EBITDA as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities.
We define adjusted net loss, a non‑GAAP financial measure, as net loss, excluding the items used to calculate adjusted EBITDA and further excluding debt modification costs, less the tax effect of those adjustments and non-cash income tax expense related to the establishment of a deferred tax valuation allowance. We define adjusted loss per share, a non‑GAAP financial measure, as adjusted net loss divided by the weighted average diluted common shares outstanding during the period. We believe adjusted net loss and adjusted loss per share are useful to present to investors because we believe that they assist investors’ understanding of the underlying operational profitability of the Company.
We define free cash flow, a non-GAAP financial measure, as net cash provided by or used in operating activities less capital expenditures. We define adjusted free cash flow, a non-GAAP financial measure, as free cash flow adjusted by payments made for restructuring and debt modification costs. We use free cash flow and adjusted free cash flow as critical measures in the evaluation of liquidity in conjunction with related GAAP amounts. We also use these measures when considering available cash, including for decision-making purposes related to dividends and discretionary investments. Further, these measures help management, the Board of Directors, and investors evaluate the Company's ability to generate liquidity from operating activities.

EXHIBIT 99.1
We define net debt, a non-GAAP financial measure, as gross debt minus cash and cash equivalents. We believe this is an important measure as it is more representative of our financial position.
We define cash cost of goods sold per MT, a non-GAAP financial measure, as cost of goods sold less depreciation and amortization and less cost of goods sold associated with the portion of our sales that consists of deliveries of by-products of the manufacturing processes, with this total divided by our sales volume measured in MT. We believe this is an important measure as it is used by our management and the Board of Directors to evaluate our costs on a per MT basis.
In evaluating these non-GAAP financial measures, you should be aware that in the future, we may incur expenses similar to the adjustments in the reconciliations presented below. Our presentations of these non-GAAP financial measures should not be construed as suggesting that our future results will be unaffected by these expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other measures of financial performance and liquidity, including our net loss, loss per share, cash flow from operating activities, cost of goods sold and other GAAP measures.

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$134,312	$138,427
Accounts receivable, net of allowance for doubtful accounts of $3,203 as of September 30, 2026 and $3,271 as of December 31, 2025	77,819	73,235
Inventories	247,597	224,692
Prepaid and other current assets	59,490	48,180
Total current assets	519,218	484,534
Property, plant and equipment	982,320	986,946
Less: accumulated depreciation	529,504	497,016
Net property, plant and equipment	452,816	489,930
Deferred income taxes	9,232	9,318
Other assets	41,154	45,007
Total assets	$1,022,420	$1,028,789
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$67,734	$67,017
Accrued income and other taxes	9,665	8,047
Other accrued liabilities	45,296	48,363
Interest payable	23,604	4,764
Total current liabilities	146,299	128,191

Long-term debt	1,200,550	1,094,706
Other long-term obligations	38,538	40,388
Deferred income taxes	25,204	25,132
Stockholders’ deficit:
Preferred stock, par value $0.01, 30,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01, 300,000,000 shares authorized, 26,897,473 and 25,820,110 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	2,596	2,582
Additional paid-in capital	768,475	759,710
Accumulated other comprehensive loss	(15,571)	(8,972)
Accumulated deficit	(1,143,671)	(1,012,948)
Total stockholders’ deficit	(388,171)	(259,628)
Total liabilities and stockholders’ deficit	$1,022,420	$1,028,789

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net sales	$140,163	$143,998	$392,626	$387,677
Cost of goods sold	132,526	132,041	392,622	372,691
Lower of cost or market inventory valuation adjustment	2,013	1,650	9,792	6,326
Gross profit (loss)	5,624	10,307	(9,788)	8,660
Research and development	1,458	1,639	4,440	4,866
Selling and administrative expenses	12,964	13,784	39,808	41,673
Restructuring and other exit charges	13,874	—	13,874	—
Operating loss	(22,672)	(5,116)	(67,910)	(37,879)

Other (income) expense, net	(774)	142	(12,288)	(1,837)
Interest expense	25,916	24,517	74,482	79,776
Interest income	(1,151)	(1,383)	(2,705)	(5,184)
Loss before income taxes	(46,663)	(28,392)	(127,399)	(110,634)
Income tax expense	105	90	3,117	44,085
Net loss	$(46,768)	$(28,482)	$(130,516)	$(154,719)

Basic loss per common share:
Net loss per share	$(1.76)	$(1.10)	$(4.96)	$(5.97)
Weighted average common shares outstanding	26,514,073	25,933,254	26,287,719	25,896,520
Diluted loss per common share:
Net loss per share	$(1.76)	$(1.10)	$(4.96)	$(5.97)
Weighted average common shares outstanding	26,514,073	25,933,254	26,287,719	25,896,520

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flow from operating activities:
Net loss	$(46,768)	$(28,482)	$(130,516)	$(154,719)
Adjustments to reconcile net loss to cash used in operations:
Depreciation and amortization	15,277	16,499	45,238	45,844
Deferred income tax expense	(298)	(1,355)	62	40,782
Non-cash stock-based compensation expense	1,229	1,012	4,146	3,434
Non-cash interest expense	1,947	1,948	5,843	5,844
Lower of cost or market inventory valuation adjustment	2,013	1,650	9,792	6,326
Non-cash restructuring and other exit costs	12,317	—	12,317	—
Gain on sale of assets	(500)	—	(12,777)	—
Changes in assets and liabilities:
Accounts receivable, net	(1,787)	2,551	(4,877)	9,142
Inventories	(11,111)	10,620	(31,294)	(15,034)
Prepaid and other current assets	(1,039)	(1,995)	(9,301)	(6,263)
Income taxes payable	(627)	(448)	(1,526)	(691)
Accounts payable and other accruals	3,450	4,055	8,855	(17,762)
Interest payable	18,715	16,813	18,840	16,816
Change in Tax Receivable Agreement	—	—	—	(5,824)
Other	(1,263)	1,832	(6,793)	11,383
Net cash (used in) provided by operating activities	(8,445)	24,700	(91,991)	(60,722)
Cash flow from investing activities:
Capital expenditures	(7,847)	(6,324)	(26,856)	(20,514)
Proceeds from the sale of fixed assets	624	265	9,882	298
Net cash used in investing activities	(7,223)	(6,059)	(16,974)	(20,216)
Cash flow from financing activities:
Proceeds from Delayed Draw First Lien Term Loan due 2029	—	—	100,000	—
Proceeds from issuance of common stock, net of issuance costs	4,725	—	5,073	—
Payments for taxes related to net share settlement of equity awards	(11)	(17)	(350)	(230)
Principal payments under finance lease obligations	(36)	(29)	(106)	(80)
Net cash provided by (used in) financing activities	4,678	(46)	104,617	(310)
Net change in cash and cash equivalents	(10,990)	18,595	(4,348)	(81,248)
Effect of exchange rate changes on cash and cash equivalents	(58)	497	233	2,635
Cash and cash equivalents at beginning of period	145,360	158,543	138,427	256,248
Cash and cash equivalents at end of period	$134,312	$177,635	$134,312	$177,635

EXHIBIT 99.1
NON-GAAP RECONCILIATIONS
(Dollars in thousands, except per share and per MT data)
(Unaudited)
The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP measures:

Reconciliation of Net Loss to Adjusted Net Loss
				Nine Months Ended September 30,
	Q3 2026	Q2 2026	Q3 2025	2026	2025

Net loss	$(46,768)	$(40,471)	$(28,482)	$(130,516)	$(154,719)

Diluted loss per common share:
Net loss per share	$(1.76)	$(1.54)	$(1.10)	$(4.96)	$(5.97)
Weighted average shares outstanding	26,514,073	26,254,657	25,933,254	26,287,719	25,896,520

Adjustments, pre-tax:
Pension and OPEB plan expenses(1)	531	532	719	1,594	1,980
Foreign currency remeasurement(2)	113	484	41	521	1,387
Stock-based compensation expense	1,229	1,078	1,012	4,146	3,434
(Gain) loss on sale of assets(3)	(500)	2	—	(12,777)	—
Restructuring and other exit charges(4)	13,874	—	—	13,874	—
Tax Receivable Agreement adjustment(5)	—	—	—	—	(3,791)
Debt modification costs(6)	—	—	—	—	6,293
Total non-GAAP adjustments pre-tax	15,247	2,096	1,772	7,358	9,303
Valuation allowance adjustments(7)	—	—	—	—	(42,624)
Income tax impact on non-GAAP adjustments	588	207	78	1,060	398
Adjusted net loss	$(32,109)	$(38,582)	$(26,788)	$(124,218)	$(103,190)

Reconciliation of Loss Per Share to Adjusted Loss Per Share
				Nine Months Ended September 30,
	Q3 2026	Q2 2026	Q3 2025	2026	2025

Loss per share	$(1.76)	$(1.54)	$(1.10)	$(4.96)	$(5.97)
Adjustments per share:
Pension and OPEB plan expenses(1)	0.02	0.02	0.03	0.06	0.08
Foreign currency remeasurement(2)	—	0.02	—	0.02	0.05
Stock-based compensation expense	0.05	0.04	0.04	0.16	0.13
(Gain) loss on sale of assets(3)	(0.02)	—	—	(0.49)	—
Restructuring and other exit charges(4)	0.52	—	—	0.53	—
Tax Receivable Agreement adjustment(5)	—	—	—	—	(0.14)
Debt modification costs(6)	—	—	—	—	0.24
Total non-GAAP adjustments pre-tax per share	0.57	0.08	0.07	0.28	0.36
Valuation allowance adjustments(7)	—	—	—	—	(1.65)
Income tax impact on non-GAAP adjustments per share	0.02	0.01	—	0.05	0.02
Adjusted loss per share	$(1.21)	$(1.47)	$(1.03)	$(4.73)	$(3.98)

EXHIBIT 99.1

Reconciliation of Net Loss to Adjusted EBITDA
				Nine Months Ended September 30,
	Q3 2026	Q2 2026	Q3 2025	2026	2025

Net loss	$(46,768)	$(40,471)	$(28,482)	$(130,516)	$(154,719)
Add:
Depreciation and amortization	15,277	14,913	16,499	45,238	45,844
Interest expense	25,916	24,370	24,517	74,482	79,776
Interest income	(1,151)	(713)	(1,383)	(2,705)	(5,184)
Income taxes	105	1,703	90	3,117	44,085
EBITDA	(6,621)	(198)	11,241	(10,384)	9,802
Adjustments:
Pension and OPEB plan expenses(1)	531	532	719	1,594	1,980
Foreign currency remeasurement(2)	113	484	41	521	1,387
Stock-based compensation expense	1,229	1,078	1,012	4,146	3,434
(Gain) loss on sale of assets(3)	(500)	2	—	(12,777)	—
Restructuring and other exit charges(4)	13,874	—	—	13,874	—
Tax Receivable Agreement adjustment(5)	—	—	—	—	(3,791)
Adjusted EBITDA	$8,626	$1,898	$13,013	$(3,026)	$12,812

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow
				Nine Months Ended September 30,
	Q3 2026	Q2 2026	Q3 2025	2026	2025

Net cash (used in) provided by operating activities	$(8,445)	$(68,612)	$24,700	$(91,991)	$(60,722)
Capital expenditures	(7,847)	(6,864)	(6,324)	(26,856)	(20,514)
Free cash flow	(16,292)	(75,476)	18,376	(118,847)	(81,236)

Restructuring and other exit charges(8)	188	—	—	188	—
Debt modification costs(9)	—	—	—	—	6,001
Adjusted free cash flow	$(16,104)	$(75,476)	$18,376	$(118,659)	$(75,235)

EXHIBIT 99.1

Reconciliation of Cost of Goods Sold to Cash Cost of Goods Sold per MT
				Nine Months Ended September 30,
	Q3 2026	Q2 2026	Q3 2025	2026	2025

Cost of goods sold	$132,526	$125,263	$132,041	$392,622	$372,691
Less:
Depreciation and amortization(10)	13,739	13,356	14,905	40,572	40,995
Cost of goods sold - by-products and other(11)	13,567	3,585	7,840	30,390	24,840
Cash cost of goods sold	105,220	108,322	109,296	321,660	306,856
Sales volume (in thousands of MT)	28.8	30.8	28.8	87.7	82.1
Cash cost of goods sold per MT	$3,653	$3,517	$3,795	$3,668	$3,738

(1)Net periodic benefit cost for our pension and OPEB plans.
(2)Non-cash losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(3)(Gain) loss recognized related to the sale of assets associated with previously divested operations.
(4)Severance and other non-cash costs, primarily fixed asset write-offs associated with the planned shutdown of our Monterrey, Mexico facility.
(5)Prior to the second quarter of 2025, when the Company established a full valuation allowance, represents expense adjustment for future payment to our sole pre-Initial Public Offering stockholder for tax assets that have been utilized.
(6)Debt modification costs related to the December 2024 debt transactions, which are recognized in interest expense on the Condensed Consolidated Statements of Operations.
(7)Represents non-cash income tax expense recorded in the second quarter of 2025 related to the establishment of a full valuation allowance against the Company’s U.S. and Switzerland deferred tax assets.
(8)Severance payments associated with the planned shutdown of our Monterrey, Mexico facility.
(9)Cash payments of debt modification costs related to the December 2024 debt transactions, which are recognized in interest expense on the Condensed Consolidated Statements of Operations and recognized in net cash used in operating activities on the Condensed Consolidated Statements of Cash Flows.
(10)Reflects the portion of depreciation and amortization that is recognized in cost of goods sold.
(11)Primarily reflects cost of goods sold associated with the portion of our sales that consists of deliveries of by-products of the manufacturing processes.

Contact:
Michael Dillon
216-676-2000
investor.relations@graftech.com